                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Avondale Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                                     LOGO

                         NOTICE OF 1998 ANNUAL MEETING

                                PROXY STATEMENT

                                                                 March 31, 1998

Dear Fellow Stockholder:

  On behalf of the Board of Directors and management of Avondale Financial Corp. (the "Company"), I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., local time, on Tuesday, May 12, 1998 at the Conference Center of the Graduate School of Business, The University of Chicago, 450 North Cityfront Plaza Drive, Chicago, Illinois.

  At the meeting, stockholders of the Company will be asked to vote upon the election of three directors of the Company.

  I encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

  Thank you for your attention to this important matter.

Very truly yours,
LOGO
Robert S. Engelman, Jr.
President and Chief Executive Officer

                                     LOGO
                             20 North Clark Street
                            Chicago, Illinois 60602
                                (312) 782-6200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 12, 1998

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Avondale Financial Corp. (the "Company") will be held at the Conference Center of the Graduate School of Business, The University of Chicago, 450 North Cityfront Plaza Drive, Chicago, Illinois at 9:00 a.m., local time, on Tuesday, May 12, 1998.

  A proxy and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

  1.The election of three directors of the Company;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof.

  The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 13, 1998 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

  A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for any purpose germane to the Meeting, at the main office of the Company, located at 20 North Clark Street, Chicago, Illinois, during the ten days prior to the Meeting as well as at the Meeting.

  You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

LOGO
Robert S. Engelman, Jr.
President and Chief Executive Officer

Chicago, Illinois
March 31, 1998


 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                PROXY STATEMENT

                           AVONDALE FINANCIAL CORP.
                             20 North Clark Street
                            Chicago, Illinois 60602
                                (312) 782-6200

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 12, 1998

  This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of Avondale Financial Corp. (the "Company"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Conference Center of the Graduate School of Business, The University of Chicago, 450 North Cityfront Plaza Drive, Chicago, IL at 9:00 a.m., local time, on Tuesday, May 12, 1998.

  The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 31, 1998. Certain of the information provided herein relates to Avondale Federal Savings Bank (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

  At the Meeting, stockholders of the Company are being asked to elect three directors of the Company.

VOTE REQUIRED AND PROXY INFORMATION

  All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to be presented at the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will have no effect on the election of directors. One-third of the outstanding shares of Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Brokers non-votes are counted for purposes of determining a quorum. Brokers who do not receive instructions are entitled to vote on the election of directors.

  A proxy given pursuant to the solicitation or otherwise may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Doria Koros, Secretary, Avondale Financial Corp., 20 North Clark Street, Chicago, Illinois 60602.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

  Stockholders of record as of the close of business on March 13, 1998 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 3,323,566 shares of Common Stock issued and outstanding.

  The following table sets forth, as of March 13, 1998, certain information as to the beneficial ownership of Common Stock by: (i) those persons or entities known by management to beneficially own more than 5% of the Company's outstanding shares of Common Stock; (ii) the Company's Chief Executive Officer and the two other executive officers of the Company (the "Named Officers"), and (iii) all directors and executive officers of the Company as a group.

                                                        SHARES
                                                     BENEFICIALLY        PERCENT
                  BENEFICIAL OWNER                      OWNED            OF CLASS
                  ----------------                   ------------        --------
      PRINCIPAL OWNERS
        Avondale Financial Corp. (1)                   278,264             8.37%
        Employee Stock Ownership Plan
        20 North Clark Street
        Chicago, Illinois 60602
        Financial Institutional Partners, L.P.         276,570             8.32
        (2)
        Hovde Capital, Inc.
        1629 Colonial Parkway
        Inverness, IL 60067
        Tontine Financial Partners, L.P. (3)           260,000             7.82
        Jeffrey Gendell
        200 Park Avenue
        Suite 3900
        New York, New York 02109
      NAMED OFFICERS
        Robert S. Engelman, Jr.                        149,065(4)          4.49
        President, Chief Executive Officer and
        Director
        Howard A. Jaffe                                 36,997(4)          1.11
        Vice President and Chief Financial Offi-
        cer
        Executive Vice President and Chief Fi-
        nancial
        Officer and Director of the Bank
        Charles W. Sewright, Jr.                         2,000(4)           .06
        Vice President and Chief Operating Offi-
        cer
        Executive Vice President and Chief Oper-
        ating
        Officer and Director of the Bank
        Directors and executive officers as a          265,036(4)          7.97
        group
        (10 persons)

--------
(1) The amount reported represents shares held by the Avondale Financial Corp. Employee Stock Ownership Plan (the "ESOP"), 64,626 shares of which have been allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.
(2) A Schedule 13D under the Securities Exchange Act of 1934, as amended ("Exchange Act"), dated April 25, 1997, states that Finanical Institutional Partners, L.P. and Hovde Capital, Inc. beneficially own 276,570 shares of the Common Stock. Financial Institutional Partners and Hovde Capital, Inc. have sole voting and dispositive power over such shares.
(3) A Schedule 13D under the Securities Exchange Act of 1934, as amended ("Exchange Act"), dated May 28, 1997, states that Tontine Financial Partners, L.P. and Jeffrey Gendell beneficially own 260,000 shares of the Common Stock. Tontine Financial Parnters and Jeffrey Gendell have sole voting and dispositive power over such shares.
(4) Includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes 8,567 and 3,901 shares allocated to Messrs. Engelman and Jaffe, respectively, under the ESOP. Excludes (i) 25,392, 12,000, 20,000, and 96,176 restricted shares of Common Stock awarded to Messrs. Engelman, Jaffe, and Sewright and all directors and executive officers as a group, respectively, which may not be voted by such persons, and excludes (ii) 63,480, 27,187, 35,000 and 165,021 shares subject to options granted under the Company's Stock Option Plans (the "Stock Option Plan") to Messrs. Engelman, Jaffe, and Sewright and all directors and executive officers as a group, respectively, which options are not exercisable within 60 days of March 13, 1998.

STOCK OWNERSHIP

  The Company's Board of Directors has adopted a policy whereby each member of the Board of Directors shall own three times their annual Board Compensation in Company Stock within three years of the adoption and/or modification of this policy. Additionally the Board has adopted a similar policy for the senior officers of the Company and Bank as follows; the President and Chief Executive Officer--three times base compensation; the Executive Vice Presidents--two times base compensation; all other Vice Presidents--one time base compensation. Stock ownership shall include all shares owned directly or indirectly, shares deposited in the deferred compensation plan for directors and executive officers, shares allocated under the Company's ESOP plan, but shall not include unexercised stock options.

                      DIRECTORS AND EXECUTIVE MANAGEMENT

  The Company's Board of Directors currently consists of eight members, each of whom is also a director of the Bank. The Board is divided into three classes, each of which contains approximately one-third of the Board, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

  The following table sets forth certain information, as of March 13, 1998, regarding the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominee) will be voted at the Meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                            SHARES OF
                                                           COMMON STOCK  PERCENT
                    POSITION(S) HELD     DIRECTOR  TERM TO BENEFICIALLY    OF
   NAME      AGE     IN THE COMPANY      SINCE (1) EXPIRE   OWNED (2)     CLASS
   ----      ---    ----------------     --------- ------- ------------  -------
                                   NOMINEES
Jameson A.   54  Director                  1993     2001      14,375      0.04%
 Baxter
Sandra P.    54  Director                  1995     2001       7,293      0.02
 Guthman
Robert A.    53  Director                  1993     2001       9,441      0.03
 Wislow

                        DIRECTORS CONTINUING IN OFFICE
R. Thomas    57  Chairman of the Board     1991     1999      13,183      0.04
 Eiff
Robert S.    56  Director, President and   1993     1999     149,065(3)   4.49
 Engelman,       Chief Executive Officer
 Jr.
Arthur L.    60  Director                  1993     1999      18,430      0.06
 Knight,
 Jr.
Peter G.     51  Director                  1993     2000       9,130      0.03
 Krivkovich
Hipolito     54  Director                  1993     2000       5,122      0.02
 Roldan

--------
(1) Includes service as a director of the Bank prior to the formation of the Company.
(2) Includes shares held directly, in retirement accounts, in the deferred compensation plan, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive powers. Excludes 63,480, 12,696, 5,078, and 4,316 shares subject to options granted under the Stock Option Plan to Messrs. Engelman and Eiff, Knight, and each of the other Directors, respectively, which options are not exercisable within 60 days of March 13, 1998. Includes Board of Directors retainer fees deferred in the form of Common Stock units pursuant to the Deferred Compensation Plan.
(3) Includes 8,567 shares allocated to Mr. Engelman under the ESOP. Excludes 25,392 restricted shares awarded to Mr. Engelman which may not be voted by him. Includes 77,320 shares subject to options which are exercisable within 60 days of March 13, 1998.

  The business experience for at least the past five years of each nominee and Director is set forth below.

  JAMESON A. BAXTER. Ms. Baxter has been President of Baxter Associates, Inc., a firm providing management and financial services to start-up and troubled companies in environmentally sensitive and other industries, since 1992. Ms. Baxter is also a Trustee of The Putnam Fund and a Director of The Banta Corporation. Ms. Baxter served as a Consultant to First Boston Corporation during 1991 and 1992.

  R. THOMAS EIFF. Mr. Eiff has been the Chief Operating Officer of Adams Brothers Distribution, an automotive service and distribution company, since January 1991. Mr. Eiff serves as the Chairman of the Board of the Company.

  ROBERT S. ENGELMAN, JR. Mr. Engelman joined the Bank in January 1993 as President, Chief Executive Officer and Director and has been the Company's President and Chief Executive Officer since its inception. Prior to joining the Company, Mr. Engelman was the Chairman of the Board and Chief Executive Officer of University Financial Corporation and its wholly-owned subsidiary, First Federal of Elgin, FSA, Elgin, Illinois.

  SANDRA P. GUTHMAN. Ms. Guthman has been the President and Chief Executive Officer of Polk Bros. Foundation, a philanthropic organization for social service, educational and cultural interests, since 1993. Prior to such time, Ms. Guthman served IBM Corporation in various marketing capacities. Ms. Guthman also serves as a Director of MBIA Insurance Corporation of Illinois, as well as other educational and social organizations.

  ARTHUR L. KNIGHT, JR. Mr. Knight is a private investor and business consultant and was recently President, Chief Executive Officer and Director of Morgan Products Ltd., a manufacturer and distributor of specialty building products.

  PETER G. KRIVKOVICH. Mr. Krivkovich has been President of Cramer-Krasselt Company, a marketing communications company, since 1986.

  HIPOLITO (PAUL) ROLDAN. Mr. Roldan has been President of the Hispanic Housing Development Corp., a residential and retail development and property management company, since 1976. Mr. Roldan serves as a director of the Woodstock Institute.

  ROBERT A. WISLOW. Mr. Wislow is Chairman of U.S. Equities Realty, Inc., a commercial real estate company.

EXECUTIVE OFFICERS

  The following contains certain information regarding the executive officers who are not directors of the Company.

  HOWARD A. JAFFE. Mr. Jaffe, 44, is Vice President and Chief Financial Officer of the Company. Mr. Jaffe joined the Company in August 1995. From 1990 through July 1995, Mr. Jaffe was Executive Vice President and Chief Financial Officer of Northern States Financial Corporation, a multi-bank holding company.

  CHARLES W. SEWRIGHT, JR. Mr. Sewright, 51, is Vice President and Chief Operating Officer of the Company. Mr. Sewright joined the Company in December 1997. From December 1990 through January 1995, Mr. Sewright was President and Chief Executive Officer of Anchor Mortgage Services, as well as Executive Vice President of Anchor Savings Bank, fsb. From January 1995 through December 1997, Mr. Sewright was Chairman, President and Chief Executive Officer of Quest Advisors, Inc. ("Quest"), a mortgage banking consulting company. Mr. Sewright continues to serve as Chairman of Quest.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  THE COMPANY. The Company's Board of Directors has standing Executive, Audit and Compensation Policy Committees which meet and act in conjunction with the like committees of the Bank's Board of Directors. The Board of Directors met nine times in 1997. During 1997, no incumbent director of the Company attended fewer than 75% of the total number of board and committee meetings held by the Board of Directors.

  The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met once during 1997 in its capacity as a nominating committee.

  THE BANK. The Bank's Board of Directors met nine times during the year. During 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

  The Company's Executive Committee exercises the powers of the full Board of Directors between Board meetings. The Executive Committee is composed of Directors Eiff (Chairman), Baxter, Knight and Engelman. The Executive Committee met three times during 1997.

  The Audit Committee is responsible for recommending the selection of the independent auditors of the Company and the Bank and meeting with the independent auditors to outline the scope and review the results of the annual audit. The Audit Committee also meets with the Bank's internal auditor on a periodic basis. The current members of this committee are Directors Baxter (Chairman), Guthman and Roldan. This committee held three meetings during 1997.

  The Compensation Policy Committee is responsible for the design and administration of the overall compensation program. In addition, the committee reviews and approves all executive officers' compensation plans, evaluates executive performance, grants awards under the Omnibus Incentive Plan and considers other related matters. The current members of the committee are Directors Knight (Chairman), Wislow and Baxter. The Compensation Policy Committee met three times during 1997.

DIRECTOR COMPENSATION

  The Company currently does not compensate its directors for their service in such capacity. For 1997, non-employee directors of the Bank were paid an annual retainer of $12,000, and in 1998 will be paid an annual retainer of $12,000, plus, (i) $1,000 per regularly scheduled Board meeting attended, (ii) $500 per special Board meeting attended via telephone, (iii) $1,500 per committee membership, (iv) $3,000 for serving as committee chairman; and (v) $3,500 Chairman of the Board fee. All Board and Committee fees may be paid in the form of Common Stock, however, at least 50% of the annual retainer and Board meeting fees must be taken in the form of Common Stock. There are no extra fees paid for committee meetings. All fees may be deferred pursuant to the Company's Deferred Compensation Plan for Directors and Executive Officers. There are eight regularly scheduled Board meetings per year.

EXECUTIVE COMPENSATION

  Executive officers of the Company currently do not receive any remuneration in their capacity as Company executive officers. The following table sets forth information concerning the compensation of the Named Officers for services in all capacities to the Bank for the years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                  LONG TERM
                                ANNUAL          COMPENSATION
                             COMPENSATION          AWARDS
                           ----------------- -------------------
                                             RESTRICTED
    NAME AND                                   STOCK    OPTIONS/  ALL OTHER
   PRINCIPAL      CALENDAR  SALARY   BONUS    AWARD(S)    SARS   COMPENSATION
    POSITION        YEAR     ($)    ($) (3)    ($)(4)    (#)(5)      ($)
   ---------      --------  ------  -------  ---------- -------- ------------
Robert S. Engel-
 man, Jr.           1997   $300,000 $    --   $    --    35,000    $274,498(6)
President and
 Chief Executive    1996    250,000  140,000       --       --      152,945(7)
Officer             1995    250,000  110,000   608,350  105,800      55,512(8)
Howard A. Jaffe     1997    151,196      --        --    15,187      24,140(9)
Vice President
 (1)                1996    143,750   65,000       --       --       16,111(10)
                    1995     55,730   19,200   287,500   20,000      20,078(11)
Charles W.
 Sewright, Jr.      1997     14,615      --    315,000   35,000      15,000(12)
Vice President
 (2)                1996        --       --        --       --          --
                    1995        --       --        --       --          --

--------
(1) Mr. Jaffe was hired in August 1995.
(2) Mr. Sewright was hired in December 1997.
(3) The 1995 bonus payment was based upon a nine month period, reflecting the change in the Company's fiscal year.
(4) Represents restricted stock issued. Restricted Stock vests between a three and five year period. Dividends are paid on the restricted shares to the extent and on the same date as dividends are paid on all other outstanding shares of the Common Stock. The dividends, however, are held by the Company for the accounts of Messrs. Engelman, Jaffe and Sewright until the vesting of the corresponding portion of the award. The shares that have not been released and the aggregate market value at December 31, 1997 was:
    Mr. Engelman--25,392 shares, $412,620; Mr. Jaffe--12,000 shares, $195,000;
    Mr. Sewright--20,000 shares, $325,000 at $16.25 the price of the Company's Common Stock on December 31, 1997.
(5) Represents incentive and non-qualified stock options granted pursuant to the Company's Stock Option Plans. All options were granted at or above the market price of the stock on the date of the grant and vest up to five years.
(6) Includes SERP contribution of $240,000, ESOP contribution of $24,140, supplemental life insurance premium of $9,555 and an automobile allowance of $803.
(7) Includes SERP contribution of $120,000, ESOP contribution of $22,727, supplemental life insurance premium of $9,555 and an automobile allowance of $663.
(8) Includes two ESOP contributions totaling $40,266, term life insurance contribution of $9,541, supplemental health insurance plan of $3,500, excess group life insurance premium of $1,440 and an automobile allowance of $765.
(9) Includes ESOP contribution of $24,140.
(10) Includes ESOP contribution of $16,111.
(11) Includes payment made in lieu of retirement benefits of $20,000 and excess group life insurance of $78.
(12) Includes payment for relocation expenses of $15,000.

STOCK OPTIONS

  The following table sets forth certain information with respect to stock options granted to the Named Officers during 1997.

  In addition to providing the number of options granted in the Summary Compensation Table, the following table discloses the range of potential realizable values at various assumed appreciation rates. The table discloses for the Chief Executive Officer and other Named Officers the gain or "spread" that would be realized at the end of the option term for the options granted during 1997, if the price of the Common Stock appreciates annually by the percentage levels indicated from the market price on the date of grant.

OPTION GRANTS IN 1997

                    % OF TOTAL                      POTENTIAL REALIZABLE VALUE AT
                     OPTIONS                           ASSUMED ANNUAL RATES OF
                    GRANTED TO                      STOCK PRICE APPRECIATION FOR
                    EMPLOYEES  EXERCISE                      OPTION TERM
            OPTIONS IN FISCAL  PRICE PER EXPIRATION -----------------------------
NAME        GRANTED    1997    SHARE(1)     DATE        5.00%          10.00%
----        ------- ---------- --------- ---------- -------------- --------------
Robert S.
 Engelman,
 Jr.        35,000    21.05%    $19.35    07/30/02  $       48,650 $      238,700
Howard A.
 Jaffe      15,187     9.13%     19.35    07/30/02          21,110        103,575
Charles
 W.
 Sewright,
 Jr.        35,000    21.05%     15.75    12/01/02         174,650        364,700

  The following table sets forth information with respect to shares of the Common Stock acquired in 1997 through the exercise of stock options, including the value realized upon the exercise, and the value of all stock options held at December 31, 1997.

                  OPTION EXERCISES, HOLDINGS AND VALUES TABLE

                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                  OPTIONS AT DECEMBER 31,  "IN-THE-MONEY" OPTIONS AT
              SHARES                       1997              DECEMBER 31, 1997(1)
             ACQUIRED    VALUE    -----------------------  -------------------------
NAME        ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----        ----------- -------- ----------- ------------- ----------- -------------
Robert S.
 Engelman,
 Jr.            -0-       -0-      77,320       63,480       $79,350     $119,250
Howard A.
 Jaffe          -0-       -0-       8,000       27,187        15,000       22,500
Charles
 W.
 Sewright,
 Jr.            -0-       -0-         -0-       35,000           -0-       17,500

--------
(1) Represents the difference between the closing price of the Common Stock on December 31, 1997 ($16.25 per share) and the exercise price of the stock options.

  The Stock Option Plan provides for the grant of a non-qualified stock option to purchase 22,160, 9,464, and 8,194 shares of Common Stock, respectively, to Chairman Eiff, Director Knight and to each other Director who is not an employee of the Company. The Omnibus Incentive Plan also provides for the grant of a non-qualified stock option for each Board member to purchase 1,000 shares at market value on the first business day of the year following twelve consecutive months of service. All of such options have a term between five and ten years, are not transferable and vest at the rate between immediate vesting and up to five years from the date of grant. The exercise price per share of such options shall be equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT AGREEMENT

  The Company has entered into an employment agreement with Mr. Engelman, as modified. The employment agreement became effective upon completion of the Bank's conversion from mutual to stock form on April 3, 1995, and provides for an annual base salary in an amount not less than the employee's current salary ($300,000) and an initial term of three years. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreement will extend automatically for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after the Compensation Policy Committee of the Board of Directors of the Bank conducts an annual formal performance evaluation of Mr. Engelman. The agreement provides that the base salary of Mr. Engelman will be reviewed annually. The agreement also provides for, among other things, disability pay, a retirement bonus, participation in benefit plans and other fringe benefits applicable to executive personnel.

  The agreement provides for termination by the Bank for cause, upon Mr. Engelman's death or in certain events specified by Office of Thrift Supervision ("OTS") regulations. In the event the Bank chooses to terminate Mr. Engelman's employment for other than these reasons, or in the event of Mr. Engelman's resignation from the Bank upon a material diminution of or interference with Mr. Engelman's duties, Mr. Engelman would be entitled to his salary and insurance benefits under the agreement for the remaining term of the agreement.

Notwithstanding the foregoing, in the event the Bank (or its successor) chooses to terminate Mr. Engelman's employment for reasons other than for cause, his death, pursuant to OTS regulations or for disability, or Mr. Engelman resigns due to involuntary termination in connection with or within 12 months after a "change in control" of the Bank, Mr. Engelman would be entitled to a severance payment equal to up to 299% of Mr. Engelman's average annual compensation over the past three years of employment with the Bank. The Bank also would continue Mr. Engelman's health benefits for the remaining term of the agreement. For the purposes of the employment agreement, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S) 574.3 or 4. Such events are generally triggered prior to the acquisition or control of 10% of the Common Stock.

  If Mr. Engelman's employment had been terminated as of December 31, 1997 under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $1,050,000.

SEVERANCE PAY AGREEMENTS

  The Bank has entered into Severance Pay Agreements with Howard A. Jaffe and Charles W. Sewright, Jr. Under the Severance Pay Agreements, if the officer's employment with the Bank is involuntarily terminated within 12 months of a change in control under certain conditions, the officer will be entitled to a lump sum payment of two year's cash compensation. Each Severance Pay Agreement has an initial term of three years and shall be extended by the Board of Directors for a period of one year beginning on the first anniversary of the agreement, and on each anniversary date thereafter. Based on their current salaries, if the officers had been terminated as of December 31, 1997 under circumstances entitling them to severance pay as described above, Messrs. Jaffe and Sewright each would have been entitled to receive a lump sum payment of approximately $430,000 and $540,000, respectively.

COMPENSATION POLICY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Policy Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  GENERAL. The Board of Directors of the Bank has delegated to the Compensation Policy Committee the responsibility and authority to oversee the general compensation policies of the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Bank. The Compensation Policy Committee is composed solely of independent outside directors. Non-employee directors who are not members of the Compensation Policy Committee also participate in executive compensation decisions by way of review, discussion and ratification of Compensation Policy Committee recommendations.

  The Compensation Policy Committee has adopted an executive compensation program designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Company; (ii) establish a direct link between executive compensation and annual and long-term performance of the Company; and (iii) encourage decision-making that maximizes long-term shareholder value. The Compensation Policy Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term goals and objectives established in conjunction with the Company's annual planning process, and to ensure that a significant portion of total compensation is at risk for those executive officers who have significant control over and responsibility for the direction and performance of the Company.

  EXECUTIVE COMPENSATION POLICY. The compensation package provided to the executive officers of the Bank is composed principally of base salary, an annual incentive bonus and awards under the Company's equity based plans. Executive officers also participate in other benefit plans available to all eligible employees including the Company's ESOP. The Compensation Policy Committee periodically reviews the various elements of the compensation package available to executive officers in consideration of the policies described above. The Compensation Policy Committee met three times in 1997 to review employee-related compensation/benefit issues in general and to review and recommend the base salary and incentive bonus targets of the Chief Executive Officer and the other executive officers.

  Base Salary. It is the policy of the Compensation Policy Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions and specialty finance companies with total assets, loan origination and performance results comparable to those of the Company, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions and/or specialty finance companies regardless of size. This information is primarily derived from third party sources and company proxy statements that provide compensation data and analysis from other publicly held companies. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate goals and objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, his ability to attract highly skilled individuals to the Company and the officer's overall performance in managing his area of responsibility. The Compensation Policy Committee's decisions are discretionary and no quantifiable formula or weighting of the above mentioned factors are utilized in the decision making process.

  Incentive Bonus Awards. The annual incentive bonus is designed to provide that a substantial portion of each executive officer's total compensation remains variable. The purpose of the incentive plan is to more closely align executive performance to the annual and long-term financial and operating performance of the Company and to reward officers for the achievement of certain specified goals and objectives. Officers are classified into groups, based on their relative position in the Company and/or Bank, with annual target bonuses (as a percentage of base salary) equal to 40% to 70%, 25% to 50%, 15% to 25% and 5% to 15%, respectively. An annual incentive bonus pool is established if specific financial, operational and business goals, determined at the beginning of each fiscal year, are achieved; and if certain safety and soundness standards are maintained. Individual bonus awards can range from 0% to 150% of a person's target goal depending on actual results compared to target results, as well as the officer's individual accomplishments vs. individual goals and objectives. Since incentive bonuses are subject to fluctuation from year to year, the Committee's decisions are subjective and no specific formula is utilized. The Chief Executive Officer makes specific recommendations for incentive bonuses (other than his own) to the Compensation Policy Committee. The Compensation Policy Committee determines the Chief Executive Officer's incentive bonus.

  Benefit Plans. The Compensation Policy Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Company, including its executive officers. Additionally, the ESOP will provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Policy Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

  CHIEF EXECUTIVE OFFICER. The base salary paid to the Chief Executive Officer for 1997 was $300,000, an increase over the base compensation paid in both 1995 and 1996. In examining the base compensation of other executives among peer institutions the Compensation Committee felt the adjustment was justified after two years of no adjustments to base pay.

  The Compensation Policy Committee determined that the Chief Executive Officer's target incentive bonus to be maintained at a range between 40%-70% of base salary. This decision was based on the Committee's annual review of third party data as discussed above, and on the results in building the Company and Bank's infrastructure, obtaining financial performance improvements and the completion of the Bank's 1997 target goals and objectives. While the Compensation Policy Committee also considered other factors relating to the performance of the Company including (i) the successful completion of the Bank's asset-backed securitizations, (ii) goals relating to efficiency ratios, fee income, loan volume, asset quality, Community Reinvestment Act compliance and the improvement in the Bank's infrastructure, based on the Company's performance in 1997, the Compensation Policy Committee determined that the Chief Executive Officer, as well as the other Executive Officers, did not meet the short and longer term criteria established in the Business Plan and as described above and therefore, did not approve any bonus payments for 1997.

  The Board of Directors, in 1996 approved a Supplemental Executive Retirement Plan ("SERP") for the benefit of the Chief Executive Officer. The SERP provides for retirement income for the Chief Executive Officer upon his normal retirement from the Company. The Company accrued $240,000 and $120,000 in 1997 and 1996, respectively, to fund the annuity required for the SERP.

                                          Arthur L. Knight, Jr.,
                                          Chairman of the Compensation Policy
                                           Committee

                                          Jameson A. Baxter
                                          Robert A. Wislow

STOCK PERFORMANCE PRESENTATION

  The following line graph shows a comparison of the cumulative returns for the Company, the Nasdaq Market Value Index and an index of peer corporations selected by the Company, since April 4, 1995, the date the Common Stock began trading on The Nasdaq Stock Market. The information assumes that $100 was invested in the Common Stock and each index on April 4, 1995, and that all dividends are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG AVONDALE FINANCIAL CORP.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                     LOGO

                                        4/95      12/95     12/96    12/97
      ---------------------------------------------------------------------
      AVONDALE FINANCIAL CORP          $100.00   $126.09   $148.91  $141.30
      ---------------------------------------------------------------------
      PEER GROUP                       $100.00   $149.80   $224.40  $154.79
      ---------------------------------------------------------------------
      BROAD MARKET                     $100.00   $120.91   $150.25  $183.79
      ---------------------------------------------------------------------

                    ASSUMES $100 INVESTED ON APRIL 3, 1995
                         ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDING DECEMBER 31, 1997

  The peer group includes the following Illinois thrift institution holding companies and nationwide speciality finance companies offering similar loan products to that of Avondale: Thrift Institutions: Alliance Bancorp, Calumet Bancorp, Fidelity Bancorp, Home Bancorp of Elgin, Kankakee Bancorp, MAF Bancorp, Southwest Bancshares, Suburbfed Financial, and Westco Bancorp; Speciality Finance Companies: Aames Financial Corp., Cityscape Financial Corp., Delta Financial Corp., First Alliance Corp., Firstplus Financial Corp., IMC Mortgage Company, Litchfield Financial Corp., Mego Mortgage Corp., Southern Pacific Funding Corp., and United Companies Financial Corp.

CERTAIN TRANSACTIONS

  The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. The loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's loan committee. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates unless it is made pursuant to a plan for all employees. As of March 13, 1998, there were no loans or unused lines of credit to directors and named executive officers. Such loans and lines of credit, if made, are granted on terms comparable to those for other loan customers.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP ("Arthur Andersen"), the independent certified public accountants for Avondale and its subsidiaries in 1997, have been selected by the Board of Directors to continue to serve Avondale in that capacity for 1998. Representatives of Arthur Andersen are expected to be present at the Meeting to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders.

  Arthur Andersen continues to perform audit professional services for and on behalf of Avondale. During 1997 the audit services included examination of the consolidated financial statements of Avondale, examination of the financial statements of subsidiaries of Avondale and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

                             STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received by the Company prior to November 20, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                 OTHER MATTERS

  The Board of Directors is not aware of any business to be properly presented at the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

  The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained
D. F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

By Order of the Board of Directors

LOGO
Robert S. Engelman, Jr.
President and Chief Executive Officer

Chicago, Illinois
March 31, 1998

 PROXY                  AVONDALE FINANCIAL CORP.                         PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS--MAY 12, 1998

     The undersigned hereby appoints the Board of Directors of Avondale Financial Corp. (the "Company"), and its survivor, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Tuesday, May 12, 1998 at the Conference Center of the Graduate School of Business, The University of Chicago, 450 North Cityfront Plaza Drive, Chicago, Illinois, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------










3959--Avondale Financial Corp.

                           AVONDALE FINANCIAL CORP.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


1. The election of the following directors for   For     Withhold     For All
   three-year terms.                             All        All       Except
   Nominees:  Jameson A. Baxter                  [_]        [_]         [_]
              Sandra P. Guthman
              Robert A. Wislow

   The Board recommends a vote "FOR" each of the nominees listed above.

   _____________________________________________
   Nominee Exception


   Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

   The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

   In their discretion, the proxies are authorized to vote on any other business that may come before the Meeting or any adjournment or postponement thereof.


                            Date:_________________________________________, 1998


   _____________________________________________________________________________
   Signature of Stockholder


   _____________________________________________________________________________
   Signature if held jointly

   Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                          .  FOLD AND DETACH HERE  .


           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.






3959--Avondale Financial Corp.